EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference of our report dated February 22, 2006 (except for Note 15 as to which the date is May 9, 2006) with respect to the consolidated financial statements and schedules of Health Care REIT, Inc. included in this Current Report on Form 8-K in the following registration statements of Health Care REIT, Inc.:
•	Registration Statement (Form S-8 No. 333-01239) dated February 27, 1996 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;
•	Registration Statement (Form S-8 No. 333-40769) dated November 21, 1997 pertaining to the Health Care REIT, Inc. Stock Plan for Non-Employee Directors;
•	Registration Statement (Form S-8 No. 333-40771) dated November 21, 1997 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;
•	Registration Statement (Form S-8 No. 333-73916) dated November 21, 2001 pertaining to the Health Care REIT, Inc. 1995 Stock Incentive Plan;
•	Registration Statement (Form S-3 No. 333-107280) dated July 23, 2003, as amended on August 1, 2003, pertaining to $937,557,819 of securities of Health Care REIT, Inc.;
•	Registration Statement (Form S-3 No. 333-110877) dated December 2, 2003 pertaining to 811,335 shares of common stock of Health Care REIT, Inc. with respect to the resale of shares of common stock received in connection with the conversion of shares of the 6% Series E Cumulative Convertible and Redeemable Preferred Stock;
•	Registration Statement (Form S-3 No. 333-110902) dated December 3, 2003, as amended on December 11, 2003, pertaining to the Health Care REIT, Inc. Amended and Restated Dividend Reinvestment and Stock Purchase Plan;
•	Registration Statement (Form S-8 No. 333-120915) dated December 1, 2004 pertaining to the Health Care REIT, Inc. Stock Plan for Non-Employee Directors;
•	Registration Statement (Form S-3 No. 333-120917) dated December 1, 2004, as amended on May 19, 2005, pertaining to $831,794,619 of securities of Health Care REIT, Inc.; and
•	Registration Statement (Form S-8 No. 333-126195) dated June 28, 2005 pertaining to the Health Care REIT, Inc. 2005 Long-Term Incentive Plan.
/s/ ERNST & YOUNG LLP
Toledo, Ohio
May 9, 2006